Exhibit 99.1

Bridgewater Bancshares, Inc. Announces Earnings With Third Quarter 2018 Net Income up 38.2% Over Third Quarter 2017

Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the Company), the parent company of Bridgewater Bank (the Bank), today announced net income of $6.5 million for the third quarter of 2018, a 38.2% increase over net income of $4.7 million for the third quarter of 2017. Net income per diluted common share for the third quarter of 2018 was $0.21, a 12.5% increase, compared to $0.19 per diluted common share for the same period in 2017.

“We had another strong quarter and I could not be more pleased with the results.” says Jerry Baack, Chairman, Chief Executive Officer, and President.  “Our third quarter results demonstrate strong organic growth on both sides of the balance sheet, which is supported by our continued investments in our people and infrastructure.  We look to finish this milestone year by focusing on the expansion of our operations into the St. Paul market, as well as remaining active in attracting and onboarding displaced clients and personnel from recent M&A dislocation in our market.”

THIRD QUARTER 2018 FINANCIAL RESULTS

		Basic	Diluted		Tangible book
ROA	ROE	Earnings per share	Earnings per share	Efficiency ratio (1)	value per share (1)
1.41%	12.28%	$0.22	$0.21	42.7%	$6.89

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

Third Quarter 2018 Highlights

•

Annualized return on average assets (ROA) and return on average common equity (ROE) for the third quarter of 2018 were 1.41% and 12.28%, respectively, compared to annualized ROA and ROE of 1.23% and 14.07%, respectively, for the third quarter of 2017.

•	Net income was $6.5 million for the third quarter of 2018 compared to $4.7 million for the third quarter of 2017, an increase of 38.2%.

•	Diluted earnings per common share for the third quarter of 2018 were $0.21, compared to $0.19 for the third quarter of 2017.

•	Gross loans increased $328.0 million to $1.60 billion at the end of the third quarter of 2018 compared to $1.27 billion as of the same time last year, an increase of 25.8%.

•	Nonperforming assets to total assets decreased to 0.04%, compared to 0.13% in the third quarter of 2017.

Key Financial Measures

	As of and for the Three Months Ended		As of and for the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
Per Common Share Data (1)
Basic Earnings Per Share	$0.22	$0.19	$0.67	$0.55
Diluted Earnings Per Share	0.21	0.19	0.66	0.55
Book Value Per Share	7.01	5.43
Tangible Book Value Per Share (2)	6.89	5.27
Basic Weighted Average Shares Outstanding	30,059,374	24,600,731	28,640,601	24,593,524
Diluted Weighted Average Shares Outstanding	30,489,648	24,819,939	29,070,876	24,812,732
Shares Outstanding at Period End	30,059,374	24,629,861

Selected Performance Ratios
Return on Average Assets (Annualized)	1.41%	1.23%	1.49%	1.29%
Return on Average Common Equity (Annualized)	12.28	14.07	13.70	14.44
Return on Average Tangible Common Equity (Annualized) (2)	12.51	14.50	13.99	14.91
Yield on Interest Earning Assets	4.92	4.77	4.85	4.74
Yield on Total Loans, Gross	5.25	5.13	5.22	5.08
Cost of Interest Bearing Liabilities	1.73	1.24	1.54	1.15
Cost of Total Deposits	1.19	0.81	1.05	0.78
Net Interest Margin (3)	3.71	3.89	3.76	3.93
Efficiency Ratio (2)	42.7	40.3	41.5	39.9
Noninterest Expense to Average Assets (Annualized)	1.64	1.61	1.60	1.58
Loan to Deposit Ratio	108.2	98.2
Core Deposits to Total Deposits	76.6	76.6
Tangible Common Equity to Tangible Assets (2)	11.01	8.36

Capital Ratios (Bank Only)
Tier 1 Leverage Ratio	11.16%	10.12%
Tier 1 Risk-based Capital Ratio	11.82	11.92
Total Risk-based Capital Ratio	12.95	13.14

(1)	Includes shares of common stock and non-voting common stock.
(2)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21% for 2018 and 35% for 2017.

Selected Financial Data

	September 30,	September 30,
(dollars in thousands)	2018	2017	% Change
Selected Balance Sheet Data
Total Assets	$1,885,793	$1,556,665	21.1%
Total Loans, Gross	1,599,964	1,271,962	25.8
Allowance for Loan Losses	18,949	15,219	24.5
Goodwill and Other Intangibles	3,726	3,916	(4.9)

Deposits	1,479,088	1,294,748	14.2
Tangible Common Equity (1)	207,126	129,759	59.6
Total Shareholders' Equity	210,852	133,675	57.7
Average Total Assets - Quarter-to-Date	1,816,485	1,505,307	20.7
Average Common Equity - Quarter-to-Date	208,773	131,862	58.3

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	September 30,		September 30,	September 30,
(dollars in thousands)	2018	2017	% Change	2018	2017	% Change
Selected Income Statement Data
Interest Income	$22,136	17,384	27.3%	$61,238	$47,770	28.2%
Interest Expense	5,502	3,323	65.6	13,942	8,446	65.1
Net Interest Income	16,634	14,061	18.3	47,296	39,324	20.3
Provision for Loan Losses	1,275	1,200	6.3	2,775	2,975	(6.7)
Net Interest Income after Provision for Loan Losses	15,359	12,861	19.4	44,521	36,349	22.5
Noninterest Income	814	987	(17.5)	1,686	1,953	(13.7)
Noninterest Expense	7,526	6,109	23.2	20,522	16,634	23.4
Income Before Income Taxes	8,647	7,739	11.7	25,685	21,668	18.5
Provision for Income Taxes	2,184	3,064	(28.7)	6,526	8,113	(19.6)
Net Income	$6,463	$4,675	38.2	$19,159	$13,555	41.3

Income Statement

Net Interest Income

Net interest income was $16.6 million for the third quarter of 2018, an increase of $2.6 million, or 18.3%, compared to $14.1 million for the third quarter of 2017. The increase in net interest income was largely attributable to growth in average interest earning assets, which increased by 21.0% to $1.81 billion for the three months ended September 30, 2018, from $1.49 billion for the three months ended September 30, 2017. This increase in average interest earning assets was primarily due to continued organic growth in the loan portfolio.

Net interest margin (on a fully tax-equivalent basis) for the third quarter of 2018 was 3.71%, compared to 3.89% for the third quarter of 2017, a decrease of 18 basis points. While net interest margin has benefitted from the repricing of variable-rate loans and the origination of new loans at higher rates, this was offset by increased balances and rates on non-core deposits and borrowings. Furthermore, the new lower statutory federal tax rate reduced the tax equivalent adjustment by six basis points.

Interest income increased $4.8 million, or 27.3%, to $22.1 million for the third quarter of 2018,  compared to $17.4 million for the third quarter of 2017, primarily due to the increase in average loan balances.  The yield on interest earning assets (on a fully tax-equivalent basis) rose to 4.92% in the third quarter of 2018, compared to 4.77% in the third quarter of 2017.  Loan interest income and loan fees remain the primary contributing factors to the increase in yield on interest earning assets, driving the aggregate loan yield 12 basis points higher from 5.13% in the  third quarter of 2017 to 5.25% in the third quarter of 2018.

Interest expense increased $2.2 million to $5.5 million for the third quarter of 2018,  compared to $3.3 million for the third quarter of 2017, primarily due to increases in interest rates and average balances of both deposits and borrowings. The cost of interest bearing liabilities increased to 1.73% in the third quarter of 2018 from 1.24% in the third quarter of 2017 due to higher costs of both deposits and borrowings compared to the third quarter of 2017.

A summary of the Company’s average balances, interest yields and rates, and net interest margin for the three months ended September 30, 2018 and 2017 is as follows:

Consolidated Average Balances, Interest Yields and Rates

	For the Three Months Ended
	September 30, 2018			September 30, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$23,822	$72	1.20%	$40,480	$110	1.08%
Investment Securities:
Taxable Investment Securities	132,197	839	2.52	102,592	491	1.90
Tax-Exempt Investment Securities (1)	116,042	1,204	4.12	130,772	1,610	4.88
Total Investment Securities	248,239	2,043	3.27	233,364	2,101	3.57
Loans (2)	1,526,765	20,207	5.25	1,214,501	15,707	5.13
Federal Home Loan Bank Stock	6,619	67	4.02	3,772	29	3.05
Total Interest Earning Assets	1,805,445	22,389	4.92%	1,492,117	17,947	4.77%
Noninterest Earning Assets	11,040			13,190
Total Assets	$1,816,485			$1,505,307
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	171,923	165	0.38%	178,074	97	0.22%
Savings and Money Market Deposits	398,092	1,373	1.37	302,885	619	0.81
Time Deposits	295,320	1,490	2.00	288,782	1,117	1.53
Brokered Deposits	241,355	1,294	2.13	193,587	758	1.55
Federal Funds Purchased	27,391	147	2.13	3,420	10	1.16
Notes Payable	15,500	144	3.69	17,500	162	3.67
FHLB Advances	89,652	488	2.16	53,217	212	1.58
Subordinated Debentures	24,595	401	6.47	21,562	348	6.40
Total Interest Bearing Liabilities	1,263,828	5,502	1.73%	1,059,027	3,323	1.24%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	335,483			307,361
Other Noninterest Bearing Liabilities	8,401			7,057
Total Noninterest Bearing Liabilities	343,884			314,418
Shareholders' Equity	208,773			131,862
Total Liabilities and Shareholders' Equity	$1,816,485			$1,505,307
Net Interest Income / Interest Rate Spread		16,887	3.19%		14,624	3.53%
Net Interest Margin (3)			3.71%			3.89%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(253)			(563)
Net Interest Income		$16,634			$14,061

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Provision for Loan Losses

The provision for loan losses was $1.3 million for the third quarter of 2018, an increase of $75,000 compared to the provision for loan losses of $1.2 million for the third quarter of 2017. The provision increased in the third quarter of 2018 primarily due to higher loan growth in comparison to the third quarter of 2017.

A reconciliation of the Company’s allowance for loan losses for the three and nine month periods ended September 30, 2018 and 2017 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2018	2017	2018	2017
Balance at Beginning of Period	$17,666	$14,053	$16,502	$12,333
Provision for Loan Losses	1,275	1,200	2,775	2,975
Charge-offs	(11)	(47)	(384)	(130)
Recoveries	19	13	56	41
Balance at September 30,	$18,949	$15,219	$18,949	$15,219

Noninterest Income

Noninterest income was $814,000 for the third quarter of 2018, a decrease of $173,000 from $987,000 for the third quarter of 2017.

The following table presents the major components of noninterest income for the three and nine month periods ended September 30, 2018, compared to the three and nine month periods ended September 30, 2017:

	Three Months Ended			Nine Months Ended
	September 30,		Increase/	September 30,		Increase/
(dollars in thousands)	2018	2017	(Decrease)	2018	2017	(Decrease)
Noninterest Income:
Customer Service Fees	$184	$174	$10	$539	$483	$56
Net Gain (Loss) on Sales of Securities	(49)	15	(64)	(108)	(51)	(57)
Net Gain (Loss) on Sales of Foreclosed Assets	(88)	202	(290)	(225)	352	(577)
Letter of Credit Fees	447	387	60	814	634	180
Debit Card Interchange Fees	99	101	(2)	287	293	(6)
Other Income	221	108	113	379	242	137
Totals	$814	$987	$(173)	$1,686	$1,953	$(267)

Noninterest Expense

Noninterest expense was $7.5 million for the third quarter of 2018, an increase of $1.4 million, or 23.2% from $6.1 million for the third quarter of 2017. The increase was primarily driven by a $1.2 million increase in salaries and employee benefits as the result of merit increases and increased staff to meet the needs of the Company’s growth. The increase was partially offset by a decrease of $456,000 in professional and consulting fees due to higher expenses incurred in the third quarter of 2017 in contemplation of the initial public offering, in comparison to the third quarter of 2018.

The following table presents the major components of noninterest expense for the three and nine month periods ended September 30, 2018, compared to the three and nine month periods ended September 30, 2017:

	Three Months Ended			Nine Months Ended
	September 30,		Increase/	September 30,		Increase/
(dollars in thousands)	2018	2017	(Decrease)	2018	2017	(Decrease)
Noninterest Expense:
Salaries and Employee Benefits	$4,910	$3,685	$1,225	$13,534	$9,945	$3,589
Occupancy and Equipment	596	570	26	1,767	1,629	138
FDIC Insurance Assessment	240	15	225	675	525	150
Data Processing	167	138	29	325	464	(139)
Professional and Consulting Fees	313	769	(456)	836	1,328	(492)
Information Technology and Telecommunications	271	178	93	674	500	174
Marketing and Advertising	347	206	141	911	736	175
Intangible Asset Amortization	48	48	—	143	143	—
Other Expense	634	500	134	1,657	1,364	293
Totals	$7,526	$6,109	$1,417	$20,522	$16,634	$3,888

Full-time equivalent employees increased from 115 at the end of the third quarter of 2017 to 139 at the end of the third quarter of 2018.  The increase includes key strategic hires, particularly in deposit gathering roles, as the Company continues to capitalize on M&A disruption. Despite increased overhead, the Company experienced only a marginal increase in the efficiency ratio, a non-GAAP financial measure. The efficiency ratio was 42.7% for the third quarter of 2018, compared to 40.3% for the third quarter of 2017.

Income Taxes

The effective combined federal and state income tax rate for the third quarter of 2018 was 25.3%, compared to 39.6% for the third quarter of 2017. The lower effective combined rate was primarily due to the reduction in the federal corporate tax rate from 35% to 21%.

Balance Sheet

Total assets at September 30, 2018 were $1.89 billion, a  7.6% increase from $1.75 billion at June 30, 2018, and a 21.1% increase from $1.56 billion at September 30, 2017. The increase in total assets was primarily due to organic loan growth.

Total gross loans at September 30, 2018 were $1.60 billion, an increase of $136.6 million, or 9.3%, over total gross loans of $1.46 billion at June 30, 2018, and an increase of $328.0 million, or 25.8%, over total gross loans of $1.27 billion at September 30, 2017.

The following table details the composition of the Company’s loan portfolio, by category, at the dates indicated:

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
(dollars in thousands)
Commercial and Industrial	$235,502	$204,072	$199,262	$217,753	$192,840
Construction and Land Development	187,919	164,492	147,842	130,586	119,427
Real Estate Mortgage:
1 - 4 Family Mortgage	224,124	213,265	200,573	195,707	187,573
Multifamily	389,511	340,888	332,770	317,872	286,191
CRE Owner Occupied	65,905	65,891	67,512	65,909	59,208
CRE Nonowner Occupied	492,499	470,437	453,498	415,034	422,269
Total Real Estate Mortgage Loans	1,172,039	1,090,481	1,054,353	994,522	955,241
Consumer and Other	4,504	4,275	3,963	4,252	4,454
Total Loans, Gross	1,599,964	1,463,320	1,405,420	1,347,113	1,271,962
Allowance for Loan Losses	(18,949)	(17,666)	(17,121)	(16,502)	(15,219)
Net Deferred Loan Fees	(4,308)	(4,058)	(4,130)	(4,104)	(4,128)
Total Loans, Net	$1,576,707	$1,441,596	$1,384,169	$1,326,507	$1,252,615

Total deposits at September 30, 2018 were $1.48 billion, an increase of $64.4 million, or 4.6%, over total deposits of $1.41 billion at June 30, 2018, and an increase of $184.3 million, or 14.2%, over total deposits of $1.29 billion at September 30, 2017.

The following table details the composition of the Company’s deposit portfolio, by category, at the dates indicated:

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
(dollars in thousands)
Noninterest Bearing Transaction Deposits	$342,292	$323,320	$315,036	$292,539	$303,824
Interest Bearing Transaction Deposits	175,455	178,045	164,899	177,292	173,947
Savings and Money Market Deposits	416,140	381,942	339,541	369,942	330,935
Time Deposits	290,887	300,701	304,743	292,096	289,084
Brokered Deposits	254,314	230,683	228,817	207,481	196,958
Total Deposits	$1,479,088	$1,414,691	$1,353,036	$1,339,350	$1,294,748

Total shareholders’ equity at September 30, 2018 was $210.9 million, an increase of $4.9 million, or 2.4%, over total shareholders’ equity of $205.9 million at June 30, 2018, and an increase of $77.2 million, or 57.7%, over total shareholders’ equity of $133.7 million at September 30, 2017. The increase in total shareholders’ equity for the three months ended September 30, 2018 compared to the three months ended June 30, 2018, was primarily due to net income retained. The increase in total shareholders’ equity for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017, was primarily due to capital raised in the initial public offering.

Asset Quality

Asset quality metrics for the Company remained strong at September 30, 2018. Annualized net charge-offs as a percent of average loans for the third quarter of 2018 were 0.00%, compared to 0.10% for the second quarter of 2018, and 0.01% for the third quarter of 2017. At September 30, 2018, the Company’s nonperforming assets, which include nonaccrual loans and other real estate owned, were $718,000, or 0.04% of total assets, as compared to $894,000,  or 0.05% of total assets at June 30, 2018, and $2.0 million, or 0.13% of total assets at September 30, 2017.

About the Company

Bridgewater Bancshares, Inc. is a financial holding company headquartered in Bloomington, Minnesota. The Company has two wholly owned subsidiaries, Bridgewater Bank, a Minnesota-chartered commercial bank founded in November 2005, and Bridgewater Risk Management, Inc., a captive insurance company founded in December 2016. Bridgewater Bank has two wholly owned subsidiaries, Bridgewater Investment Management, Inc. and BWB Holdings, LLC.  Bridgewater Bank currently operates through 7 branches in Bloomington, Greenwood, Minneapolis (2), St. Louis Park, Orono, and St. Paul, all located within the Minneapolis-St. Paul-Bloomington metropolitan statistical area.

Investor Relations Contact:

Jerry Baack

Chief Executive Officer

investorrelations@bwbmn.com

952-893-6866

Use of Non-GAAP financial measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.  Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: loan concentrations in our portfolio; the overall health of the local and national real estate market; our ability to successfully manage credit risk; business and economic conditions generally and in the financial services industry, nationally and within our market area; our ability to maintain an adequate level of allowance for loan losses; our high concentration of large loans to certain borrowers; our ability to successfully manage liquidity risk; our dependence on non-core funding sources and our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes; interest rate risk; fluctuations in the values of the securities held in our securities portfolio; the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

(dollars in thousands, except share data)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Cash and Cash Equivalents	$21,537	$23,725
Bank-owned Certificates of Deposits	3,305	3,072
Securities Available for Sale, at Fair Value	240,786	229,491
Loans, Net of Allowance for Loan Losses of $18,949 at September 30, 2018 (unaudited) and $16,502 at December 31, 2017	1,576,707	1,326,507
Federal Home Loan Bank (FHLB) Stock, at Cost	7,814	5,147
Premises and Equipment, Net	11,387	10,115
Foreclosed Assets	—	581
Accrued Interest	6,400	5,342
Goodwill	2,626	2,626
Other Intangible Assets, Net	1,100	1,243
Other Assets	14,131	8,763
Total Assets	$1,885,793	$1,616,612

LIABILITIES AND EQUITY
LIABILITIES
Deposits:
Noninterest Bearing	$342,292	$292,539
Interest Bearing	1,136,796	1,046,811
Total Deposits	1,479,088	1,339,350
Federal Funds Purchased	53,000	23,000
Notes Payable	15,500	17,000
FHLB Advances	94,000	68,000
Subordinated Debentures, Net of Issuance Costs	24,604	24,527
Accrued Interest Payable	1,230	1,408
Other Liabilities	7,519	6,165
Total Liabilities	1,674,941	1,479,450

SHAREHOLDERS' EQUITY
Preferred Stock- $0.01 par value
Authorized 10,000,000; None Issued and Outstanding at September 30, 2018 (unaudited) and December 31, 2017	—	—
Common Stock- $0.01 par value
Common Stock - Authorized 75,000,000; Issued and Outstanding 27,235,832 at September 30, 2018 (unaudited) and 20,834,001 at December 31, 2017	272	208
Non-voting Common Stock- Authorized 10,000,000; Issued and Outstanding 2,823,542 at September 30, 2018 (unaudited) and 3,845,860 at December 31, 2017	28	38
Additional Paid-In Capital	125,715	66,324
Retained Earnings	88,473	69,508
Accumulated Other Comprehensive Income (Loss)	(3,636)	1,084
Total Shareholders' Equity	210,852	137,162
Total Liabilities and Equity	$1,885,793	$1,616,612

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
INTEREST INCOME
Loans, Including Fees	$20,207	$15,707	$56,055	$43,060
Investment Securities	1,790	1,538	4,830	4,444
Other	139	139	353	266
Total Interest Income	22,136	17,384	61,238	47,770

INTEREST EXPENSE
Deposits	4,322	2,591	10,853	6,897
Notes Payable	144	162	442	497
FHLB Advances	488	212	1,159	585
Subordinated Debentures	401	348	1,167	348
Federal Funds Purchased	147	10	321	119
Total Interest Expense	5,502	3,323	13,942	8,446

NET INTEREST INCOME	16,634	14,061	47,296	39,324
Provision for Loan Losses	1,275	1,200	2,775	2,975

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,359	12,861	44,521	36,349

NONINTEREST INCOME
Customer Service Fees	184	174	539	483
Net Gain (Loss) on Sales of Available for Sale Securities	(49)	15	(108)	(51)
Net Gain (Loss) on Sales of Foreclosed Assets	(88)	202	(225)	352
Other Income	767	596	1,480	1,169
Total Noninterest Income	814	987	1,686	1,953

NONINTEREST EXPENSE
Salaries and Employee Benefits	4,910	3,685	13,534	9,945
Occupancy and Equipment	596	570	1,767	1,629
Other Expense	2,020	1,854	5,221	5,060
Total Noninterest Expense	7,526	6,109	20,522	16,634

INCOME BEFORE INCOME TAXES	8,647	7,739	25,685	21,668
Provision for Income Taxes	2,184	3,064	6,526	8,113
NET INCOME	$6,463	$4,675	$19,159	$13,555

EARNINGS PER SHARE
Basic	$0.22	$0.19	$0.67	$0.55
Diluted	0.21	0.19	0.66	0.55
Dividends Paid Per Share	—	—	—	—

Bridgewater Bancshares, Inc. and Subsidiaries
Summary Quarterly Consolidated Financial Data (Unaudited)

(dollars in thousands, except share and per share data)

	As of and for the Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Selected Asset Quality Data
Loans 30-89 Days Past Due	$12	$645	$989
Loans 30-89 Days Past Due to Total Loans	0.00%	0.04%	0.08%
Nonperforming Loans	$718	$746	$1,286
Nonperforming Loans to Total Loans	0.04%	0.05%	0.10%
Foreclosed Assets	$—	$148	$761
Nonaccrual Loans to Total Loans	0.04%	0.05%	0.10%
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.04	0.05	0.10
Nonperforming Assets (1)	$718	$894	$2,047
Nonperforming Assets to Total Assets (1)	0.04%	0.05%	0.13%
Allowance for Loan Losses to Total Loans	1.18	1.21	1.20
Allowance for Loans Losses to Nonperforming Loans	2,639.14	2,368.10	1,183.44
Net Loan Charge-Offs (Recoveries) (Annualized) to Average Loans	0.00	0.10	0.01

(1)	Nonperforming assets are defined as nonaccrual loans plus loans 90 days past due plus foreclosed assets.

Non-GAAP Financial Measures

	As of and for the Three Months Ended		As of and for the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017	2018	2017
(dollars in thousands, except share data)
Efficiency Ratio
Noninterest Expense	$7,526	$6,109	$20,522	$16,634
Less: Amortization of Intangible Assets	(48)	(48)	(143)	(143)
Adjusted Noninterest Expense	$7,478	$6,061	$20,379	$16,491
Net Interest Income	16,634	14,061	47,296	39,324
Noninterest Income	814	987	1,686	1,953
Less: (Gain) Loss on Sales of Securities	49	(15)	108	51
Adjusted Operating Revenue	$17,497	$15,033	$49,090	$41,328
Efficiency Ratio	42.7%	40.3%	41.5%	39.9%

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Common Equity	$210,852	$133,675
Less: Intangible Assets	(3,726)	(3,916)
Tangible Common Equity	207,126	129,759
Total Assets	1,885,793	1,556,665
Less: Intangible Assets	(3,726)	(3,916)
Tangible Assets	$1,882,067	$1,552,749
Tangible Common Equity/Tangible Assets	11.01%	8.36%

Tangible Book Value Per Share
Book Value Per Common Share	$7.01	$5.43
Less: Effects of Intangible Assets	(0.12)	(0.16)
Tangible Book Value Per Common Share	$6.89	$5.27

Average Tangible Common Equity
Average Common Equity	$208,773	$131,862	$186,949	$125,539
Less: Effects of Average Intangible Assets	(3,748)	(3,932)	(3,797)	(3,980)
Average Tangible Common Equity	$205,025	$127,930	$183,152	$121,559

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates (year-to-date)

(Unaudited)

	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	& Fees	Rate	Balance	& Fees	Rate
(dollars in thousands)
Interest Earning Assets:
Cash Investments	$23,540	$188	1.07%	$26,537	$180	0.91%
Investment Securities:
Taxable Investment Securities	125,668	1,960	2.09	99,280	1,342	1.81
Tax-Exempt Investment Securities (1)	117,284	3,634	4.14	132,556	4,772	4.81
Total Investment Securities	242,952	5,594	3.08	231,836	6,114	3.53
Loans (2)	1,436,152	56,055	5.22	1,132,217	43,060	5.08
Federal Home Loan Bank Stock	5,837	165	3.78	4,111	86	2.80
Total Interest Earning Assets	1,708,481	62,002	4.85%	1,394,701	49,440	4.74%
Noninterest Earning Assets	11,410			11,931
Total Assets	$1,719,891			$1,406,632
Interest Bearing Liabilities:
Interest Bearing Transaction Deposits	178,518	438	0.33%	156,532	273	0.23%
Savings and Money Market Deposits	366,198	3,006	1.10	266,964	1,503	0.75
Time Deposits	299,566	4,099	1.83	285,721	3,212	1.50
Brokered Deposits	220,733	3,310	2.00	174,633	1,909	1.46
Federal Funds Purchased	22,743	321	1.89	15,535	119	1.02
Notes Payable	16,000	442	3.69	18,000	497	3.69
FHLB Advances	78,212	1,159	1.98	52,454	585	1.49
Subordinated Debentures	24,570	1,167	6.35	7,267	348	6.40
Total Interest Bearing Liabilities	1,206,540	13,942	1.54%	977,106	8,446	1.16%
Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	317,437			300,313
Other Noninterest Bearing Liabilities	8,965			3,674
Total Noninterest Bearing Liabilities	326,402			303,987
Shareholders' Equity	186,949			125,539
Total Liabilities and Shareholders' Equity	$1,719,891			$1,406,632
Net Interest Income / Interest Rate Spread		48,060	3.31%		40,994	3.58%
Net Interest Margin (3)			3.76%			3.93%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities		(764)			(1,670)
Net Interest Income		$47,296			$39,324

(1)	Interest income and average rates for tax-exempt investment securities are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21% in 2018 and 35% in 2017.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)

Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.